Exhibit 10.2

AMENDMENT TO THE AMERICAN PUBLIC EDUCATION
EMPLOYEE STOCK PURCHASE PLAN

The American Public Education Employee Stock Purchase Plan (the “ESPP”) is hereby amended as set forth below, effective as of the date of adoption (the “Adoption Date”) of this Amendment by the Board of Directors of the American Public Education, Inc. (the “Corporation”), subject to the approval of this Amendment by the stockholders of the Corporation, as provided below:

1.           The first sentence of Section 2 of the ESPP is amended and restated to read as follows:

“Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is two hundred thousand (200,000).”

2.           The following new sentence shall be ended to the end of Section 18 of the ESPP:

“Notwithstanding the foregoing provisions of this Section 18, where the period of leave or absence exceeds three (3) months and the participant’s right to reemployment is not guaranteed either by statute or by contract, the participant’s employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave and the participant shall receive a distribution in accordance with the provisions of Section 17 of this Plan.”

3.           The last sentence of Section 25 of the ESPP is amended and restated to read as follows:

“In any event, the Plan shall, without further action of the Board, terminate on March 27, 2024, or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 2 above have been issued.”

4.           The ESPP shall otherwise be unchanged by this Amendment.

5.           This Amendment is adopted subject to approval within 12 months of the Adoption Date by a majority of the stockholders of the Corporation.  If the stockholders fail to approve this Amendment within 12 months of the Adoption Date, the number of shares of stock reserved for issuance under the ESPP shall not exceed the number permitted under the Plan as in effect before the Adoption Date.

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The foregoing Amendment to the ESPP was duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on March 7, 2014, subject to the approval of the Amendment by the stockholders of the Corporation.

/s/ Carol S. Gilbert
Carol S. Gilbert
Secretary

The foregoing Amendment to the ESPP was duly adopted by the stockholders of the Corporation at a meeting held on June 13, 2014.

/s/ Carol S. Gilbert
Carol S. Gilbert
Secretary